As filed with the Securities and Exchange Commission on May 4, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

________________________

AMPLIFY ENERGY CORP.

(Exact name of registrant as specified in its charter)

________________________

Delaware	82-1326219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600
Houston, Texas 77002
(713) 490-8900
(Address of principal executive offices, including zip code)

________________________

Amplify Energy Corp. Management Incentive Plan
(Full title of the plan)

________________________

Jason M. Childress

Senior Vice President, General Counsel and Corporate Secretary
Amplify Energy Corp.
500 Dallas Street, Suite 1600
Houston, Texas 77002
(713) 490-8900
(Telephone number, including area code, of agent for service)

________________________

Copies to:

Kirtee Kapoor, Esq.

Derek J. Dostal, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

________________________

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,322,404	$13.77	$31,979,503.08	$3,706.42

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Amplify Energy Corp. (the “Company” or the “Registrant”) issuable pursuant to the Amplify Energy Corp. Management Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional securities as may become issuable pursuant to the adjustment provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act and based on the value attributed to the Common Stock in connection with the Registrant’s emergence from bankruptcy pursuant to the Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. (the “Plan of Reorganization”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will provide all participants in the Plan with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Commission on March 10, 2017; and

(b)       All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in clause (a) above.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to May 4, 2017 (the “Effective Date”), as contained or incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of the Registrant for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby, including the adoption of “fresh-start” accounting. Accordingly, such financial information may not be representative of the Registrant’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained herein relates to the Registrant following the Effective Date.

Item 4.	Description of Securities.

Capital Stock

The total number of shares of all classes of stock which the Registrant shall have authority to issue is 345,000,000 shares, consisting of 300,000,000 shares of Common Stock and 45,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

As of May 4, 2017, the Registrant had 25,000,000 shares of Common Stock and no shares of Preferred Stock outstanding. Summarized below are material provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to this Registration Statement, and by the applicable provisions of the DGCL.

Common Stock

The holders of the Registrant’s Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except that holders of the Common Stock shall not be entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the DGCL. Holders of the Common Stock do not have any cumulative voting rights, which means that the holders of a majority of the outstanding Common Stock voting for the election of directors can elect all directors then being elected. The holders of the Registrant’s Common Stock are entitled to receive dividends when, as, and if declared by the Registrant’s board of directors out of legally available funds. Upon the Registrant’s liquidation or dissolution, the holders of Common Stock will be entitled to share ratably in those of the Registrant’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of Preferred Stock that may be issued in the future.

Preferred Stock

The Registrant is authorized to issue up to 45,000,000 shares of Preferred Stock. The Registrant’s board of directors is authorized, subject to limitations prescribed by the DGCL and the Registrant’s amended and restated certificate of incorporation, to determine the terms and conditions of the Preferred Stock, including whether the shares of Preferred Stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and relative, participating, relative or other rights of the shares. The Registrant’s board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Registrant and may adversely affect the voting and other rights of the holders of its Common Stock, which could have an adverse impact on the market price of the Registrant’s Common Stock. The Registrant has no current plan to issue any shares of Preferred Stock.

Certain Certificate of Incorporation, Bylaw and Statutory Provisions

The provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including an attempt that might result in the receipt of a premium over the market price for its shares.

Delaware Law

The Registrant is not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. The Registrant elected to “opt out” of the provisions of Section 203.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in the Registrant’s management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Registrant’s Common Stock.

Among other things, the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws:

•	permit the board of directors to issue up to 45,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution of the majority of all of the board of directors (including authorized but vacant directorships);

•	provide that subject to the rights of the holders of any series of Preferred Stock of the Registrant then outstanding, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of the Registrant’s then outstanding Common Stock);

•	provide that the Registrant’s amended and restated bylaws may only be amended by the affirmative vote of the holders of a majority of its then outstanding Common Stock or by resolution adopted by a majority of all of the directors (including authorized but vacant directorships);

•	provide that certain provisions of the amended and restated bylaws relating to amendments to the bylaws, the election of directors, information rights and certain actions requiring board of directors approval, may not be amended except with the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class;

•	provide for certain “tag-along” rights as described below;

•	eliminate the personal liability of the Registrant’s directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify the directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice; and

•	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Directors’ Liability and Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate the Registrant’s rights, and its stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate the Registrant’s rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, the Registrant’s amended and restated certificate of incorporation provides that it indemnify each director and the officers, employees and agents determined by the board of directors to the fullest extent provided by the laws of the State of Delaware. The Registrant’s amended and restated certificate of incorporation also requires the Registrant to advance expenses, including attorneys’ fees, to its directors and officers in connection with legal proceedings, subject to very limited exceptions.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of the Registrant’s directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL. In addition, the Registrant has entered into separate indemnification agreements with each of its directors and executive officers. The Registrant also maintains director and officer liability insurance.

Preemptive Rights

The Registrant’s amended and restated certificate of incorporation provides that each stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s affiliates) at least 5% of the total shares of Common Stock outstanding as of the close of business on the record date determined by the board of directors (each such stockholder, a “Preemptive Rightsholder”), shall have the right to purchase up to its pro rata portion (based on the number of shares of Common Stock beneficially owned by such stockholder as of the close of business on the record date, as a percentage of the total number of then-outstanding shares of Common Stock) of any New Equity Securities (as defined below) that the Registrant or any of its subsidiaries proposes to sell or issue at any time and from time to time after the date hereof. The rights of Preemptive Rightsholders to purchase such New Equity Securities shall apply at the time of issuance of any right, warrant, or option or convertible or exchangeable security that constitutes a New Equity Security, and not to the subsequent conversion, exchange or exercise of such New Equity Security in accordance with its terms.

“New Equity Security” means any and all (A) shares of Common Stock or other equity securities of the Registrant; (B) equity securities of any subsidiary of the Registrant; (C) securities exchangeable into, or convertible or exercisable for, shares of securities of the type specified in clause (A) and (B); and (D) options, warrants or other rights to acquire securities of the type specified in clause (A) and (B), in each case other than as issued (1) to employees, officers, directors or consultants pursuant to any equity-based compensation or incentive plans approved by the board of directors or included in the Registrant’s Plan of Reorganization confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division, and securities issued upon exercise or conversion of such options, warrants, convertible securities or other rights, (2) in connection with a stock split, payment of dividends or any similar recapitalization, reclassification, distribution, exchange or readjustment of shares approved by the board of directors, (3) pursuant to the Plan of Reorganization (including shares of Common Stock and warrants to purchase shares of Common Stock, in each case, issued pursuant to the Plan), and securities issued upon exchange, conversion or exercise of such securities, (4) as consideration in any business combination, consolidation, merger or acquisition transaction or joint venture involving the Registrant or any of its subsidiaries, (5) upon the conversion or exercise of any securities convertible or exercisable for shares of securities of the type specified in (A) and (B), (6) as issuances (in one or more transactions) as a bona fide “equity kicker” in an aggregate amount with respect to all such issuances of less than 5% of the then-outstanding shares of Common Stock to one or more third party lenders who are not stockholders to whom the Registrant or one or more of its subsidiaries is becoming indebted in connection with the incurrence of any indebtedness approved by the board of directors or (7) in an IPO.

Tag-Along Rights

The Registrant’s amended and restated certificate of incorporation provides that if at any time prior to the earlier of a listing on a national securities exchange (which, for the avoidance of doubt, does not include an “over-the-counter” system or network) or the consummation of an IPO, stockholders acting as a group (collectively, the “Tag-Along Sellers”) propose to transfer shares of Common Stock in a transaction or series of related transactions that constitutes a change of control, then each other stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s affiliates) at least 5% of the total shares of Common Stock outstanding shall have the right to exercise certain tag-along rights.

Special Meetings of Stockholders

The Registrant’s amended and restated bylaws provide that special meetings of stockholders may be called at any time pursuant to a resolution adopted by the board of directors, or upon the written request to the Secretary by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Registrant. Stockholders requesting a special meeting must provide a notice to the Registrant with the proposed date, time and place of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, not less than 10 days nor more than 60 days before the date on which the meeting is to be held.

Stockholder Action and Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Registrant’s amended and restated bylaws provide that stockholders may take action by written consent if the consent is signed by holders of the Registrant’s outstanding shares having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In addition, the Registrant’s amended and restated bylaws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

For nominations of directors or proposals of business to be properly brought before an annual meeting by a stockholder the stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary of the Registrant (the “Secretary”) and any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder Notice shall be received by the Secretary at the principal executive offices of the Registrant not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Registrant first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to certain exceptions and limitations, (A) if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (1) the 45th day before such annual meeting or (2) the 10th day following the date on which public announcement of the date of such meeting is first made and (B) in the event that the number of directors to be elected to the board of directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors is not made by the Registrant at least 10 days before the last day a stockholder may timely deliver a notice of nomination as set forth above, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Registrant not later than the close of business on the 10th day following the date on which such public announcement is first made by the Registrant.

Directors

The Registrant’s board of directors currently has seven members. Each of the directors will serve for a term of one year. Directors hold office until the annual meeting of stockholders and until their successors have been duly elected and qualified. The Registrant’s board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors, upon the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Forum for Adjudication of Disputes

The Registrant’s amended and restated certificate of incorporation provides that unless the Registrant consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no state court located within the state of Delaware has jurisdiction, the federal district court for the District of Delaware), will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Registrant, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of the Registrant, any action asserting a claim arising pursuant to the DGCL, the amended and restated certificate of incorporation or the bylaws of the Registrant, or any action asserting a claim governed by the internal affairs doctrine. Although the Registrant has included a choice of forum provision in its amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of the Registrant’s stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for the Registrant’s Common Stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange Listing

The Registrant expects to apply to have its Common Stock quoted on the OTC markets.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant’s amended and restated certificate of incorporation also provides that it will indemnify and hold harmless each director and officer to the fullest extent permitted by applicable law.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws.

Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.

The Registrant has entered into an indemnification agreement with each of its executive officers and directors that provides, in general, that it will indemnify them to the fullest extent permitted by law in connection with their service to the Registrant or on the Registrant’s behalf.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1*	Amended and Restated Certificate of Incorporation of Amplify Energy Corp.
4.2*	Amended and Restated Bylaws of Amplify Energy Corp.
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages of this Registration Statement).
99.1*#	Amplify Energy Corp. Management Incentive Plan.
99.2*#	Form of Stock Option Award Agreement
99.3*#	Form of Restricted Stock Unit Award Agreement

*	Filed herewith.

#	Compensatory plan, contract or arrangement.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 4, 2017.

AMPLIFY ENERGY CORP.

By:	Amplify Energy Corp.

By:	/s/ William J. Scarff
	Name:	William J. Scarff
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. Scarff and Robert L. Stillwell, Jr., and each of them, severally, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ William J. Scarff	President, Chief Executive Officer and Director	May 4, 2017
William J. Scarff	(Principal Executive Officer)

/s/ Robert L. Stillwell, Jr.	Senior Vice President and Chief Financial Officer	May 4, 2017
Robert L. Stillwell, Jr.	(Principal Financial Officer)

/s/ Matthew J. Hoss	Vice President, Accounting	May 4, 2017
Matthew J. Hoss	(Principal Accounting Officer)

/s/ Christopher Hamm	Director	May 4, 2017
Christopher Hamm

/s/ P. Michael Highum	Director	May 4, 2017
P. Michael Highum

/s/ Evan S. Lederman	Director	May 4, 2017
Evan S. Lederman

/s/ David H. Proman	Director	May 4, 2017
David H. Proman

/s/ Edward Andrew Scoggins, Jr.	Director	May 4, 2017
Edward Andrew Scoggins, Jr.

/s/ Alex Shayevsky	Director	May 4, 2017
Alex Shayevsky

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1*	Amended and Restated Certificate of Incorporation of Amplify Energy Corp.
4.2*	Amended and Restated Bylaws of Amplify Energy Corp.
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Ryder Scott Company, L.P.
23.3*	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages of this Registration Statement).
99.1*#	Amplify Energy Corp. Management Incentive Plan.
99.2*#	Form of Stock Option Award Agreement
99.3*#	Form of Restricted Stock Unit Award Agreement

* Filed herewith.

# Compensatory plan, contract or arrangement.